SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No.      )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e) (2))

                    REPUBLIC SECURITY FINANCIAL CORPORATION
               (Name of Registrant as Specified in Its Charter)

                    REPUBLIC SECURITY FINANCIAL CORPORATION
   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:
   (2) Form, Schedule or Registration Statement No.:
   (3) Filing Party:
   (4) Date Filed:

                    REPUBLIC SECURITY FINANCIAL CORPORATION
                          450 SOUTH AUSTRALIAN AVENUE
                           WEST PALM BEACH, FL 33401

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 26, 2000

                               ----------------
To our Shareholders:

     The 2000 Annual Meeting of Shareholders of Republic Security Financial Corporation will be held at The Palm Beach Airport Hilton, 150 Australian Avenue, West Palm Beach, Florida, on Wednesday, April 26, 2000, beginning at 3:00 p.m. local time. At the meeting, shareholders will act on the following matters:

     (1) Election of five directors, each for a term of three years; and

     (2) Any other matters that properly come before the meeting.

     Shareholders of record at the close of business on February 28, 2000 are entitled to vote at the meeting or any postponement or adjournment.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE PREPAID RETURN ENVELOPE PROVIDED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, SHOULD YOU SO DESIRE. SHAREHOLDERS HOLDING STOCK IN BROKERAGE ACCOUNTS ("STREET NAME" HOLDERS) WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

                                        By order of the Board of Directors,

                                        /s/ Alissa E. Ballot

                                        Alissa E. Ballot
                                        Secretary

March 23, 2000
West Palm Beach, Florida

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ABOUT THE MEETING .......................................................    1
What is the purpose of the Annual Meeting? ..............................    1
Who is entitled to vote? ................................................    1
Who can attend the meeting? .............................................    1
What constitutes a quorum? ..............................................    1
How do I vote? ..........................................................    1
Can I change my vote after I return my proxy card? ......................    2
What are the Board's recommendations? ...................................    2
What vote is required to approve each item? .............................    2
Do the Company's directors or executive officers have a personal interest
 in the outcome of any proposal? ........................................    2
STOCK OWNERSHIP .........................................................    3
Who are the largest owners of the Company's stock? ......................    3
How much stock do the Company's directors and executive officers own? ...    3
ITEM 1--ELECTION OF DIRECTORS ...........................................    5
Directors standing for election .........................................    5
Directors continuing in office ..........................................    6
How are directors compensated? ..........................................    7
How often did the Board meet during 1999? ...............................    8
What Committees has the Board established? ..............................    8
Certain relationships and related transactions ..........................    9
Management Indebtedness to the Bank .....................................    9
Who are the Company's and the Bank's executive officers? ................   10
Executive Compensation ..................................................   11
Report of the Compensation Committee ....................................   11
Compensation Committee Interlocks and Insider Participation .............   13
Employment Agreements ...................................................   13
Change of Control Agreements ............................................   15
Executive Compensation Summary Table ....................................   15
Option Grants for 1999 ..................................................   17
Option and SAR Exercises and Values for 1999 ............................   18
Supplemental Executive Retirement Plan ..................................   18
Stock Performance .......................................................   19
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT .......................   21
WHO IS THE COMPANY'S INDEPENDENT AUDITOR? ...............................   21
OTHER MATTERS ...........................................................   21
ADDITIONAL INFORMATION ..................................................   21

                    REPUBLIC SECURITY FINANCIAL CORPORATION
                           450 S. AUSTRALIAN AVENUE
                        WEST PALM BEACH, FLORIDA 33401

                               ----------------
                                PROXY STATEMENT
                               ----------------

     This proxy statement contains information related to the Annual Meeting of Shareholders of Republic Security Financial Corporation (the "Company"), the holding company for Republic Security Bank (the "Bank"), to be held on Wednesday, April 26, 2000, beginning at 3:00 p.m., at The Palm Beach Airport Hilton, 150 Australian Avenue, West Palm Beach, Florida, and at any postponements or adjournments thereof. We are first mailing this proxy statement to our shareholders on or about March 23, 2000.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of five directors for three-year terms. In addition, the Company's management will report on the performance of the Company during 1999 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on the record date, February 28, 2000, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote in the election of each director and one vote on each other matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. A list of shareholders entitled to notice of and to attend the meeting will be available for inspection by any shareholder, during regular business hours, for a period of ten days before the meeting at the principal executive offices of the Company. The list will also be available at the Annual Meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 48,787,269 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the transfer agent (as agent for the Company), it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

       FOR election of the nominated slate of directors (see pages 5-6).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     OTHER ITEMS. There are no other items expected to be presented at the meeting. However, should there be any other matter properly brought before the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee will be permitted to exercise voting discretion with respect to the matters to be acted upon. If you do not give your broker or nominee specific instructions and your broker submits a signed proxy card that does not give specific instructions for your shares, your shares will be voted as the Board recommends on those matters and will be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, in addition, be counted in determining whether there is a quorum.

DO THE COMPANY'S DIRECTORS OR EXECUTIVE OFFICERS HAVE A PERSONAL INTEREST IN THE OUTCOME OF ANY PROPOSAL?

     The Company's directors and executive officers have no personal interest in the outcome of any proposal.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     The Company knows of no single person or group that is the beneficial owner of more than 5% of the Company's common stock.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND
EXECUTIVE OFFICERS OWN?

     The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, the executive officers of the Company named in the Summary Compensation Table below and the directors and executive officers of the Company as a group.

     Each named individual and the members of the group are deemed to beneficially own all shares over which they possess sole or shared voting or dispositive power and an additional number of shares over which they may, within 60 days after March 16, 2000, acquire sole or shared voting or dispositive power, by exercise of a stock option or other existing contract right. Except as otherwise indicated, all information is as of March 16, 2000 and each named individual has the sole power to vote and the sole power to dispose of the shares he or she is deemed to beneficially own. The address of all named individuals is c/o Republic Security Financial Corporation, 450 South Australian Avenue, West Palm Beach, Florida 33401.

                              STOCK OWNERSHIP(17)

                                          AMOUNT AND NATURE      AMOUNT OF SHARES     PERCENT OF SHARES
                                              OF SHARES         ACQUIRABLE WITHIN      OF COMMON STOCK
NAME OF BENEFICIAL OWNER                 BENEFICIALLY OWNED         60 DAYS(2)         OUTSTANDING(3)
-------------------------------------   --------------------   -------------------   ------------------
Johnny Adcock .......................           93,608(4)                  0                    *
Paula Berliner ......................          189,732(5)             86,130                    *
Thomas F. Carney ....................          568,221                25,000(16)             1.22%
Joseph D. Cesarotti, Sr. ............           70,538(6)            107,797(16)                *
Louis J. Dunham .....................            5,141                16,666                    *
Mary Anna Fowler ....................          109,297                25,000(16)                *
H. Gearl Gore .......................           97,510(7)             36,119                    *
Fred A. Greene ......................           20,134(8)             96,548                    *
R. Randy Guemple ....................          161,446                 3,333                    *
Richard J. Haskins ..................           72,161                28,794                    *
Eugene W. Hughes ....................          116,213(9)             86,130                    *
Thomas J. Langan, Jr. ...............            7,895(10)            25,000(16)                *
Lennart E. Lindahl, Jr. .............           86,938(11)            48,247                    *
Mary A. McCarty .....................            4,322(12)             3,333                    *
Carol R. Owen .......................          200,503(13)            86,130                    *
Richard C. Rathke ...................          112,461                48,247                    *
Roger Savage ........................            2,426                 5,000                    *
Rudy E. Schupp ......................          118,168(14)            69,652                    *
Daniel O. Sokoloff ..................           23,227                58,903                    *
William F. Spitznagel ...............          259,868(15)            25,000(16)                *
R. Michael Strickland ...............            9,901                16,666                    *
Bruce E. Wiita ......................          104,469                48,247                    *
William Wolfson .....................            9,132                30,250(16)                *
All Directors and Executive Officers
 as a group (27 persons)(1) .........        2,723,368             1,046,729                 7.57%

----------------
  *  Represents less than 1% of the Company's outstanding common stock.

                                       3

 (1) For all directors and executive officers as a group, includes 204,320 shares held in the Company's 401(k) Plan as of December 31, 1999, as to which Mr. Haskins, as one of two trustees, shares voting and dispositive power, although Mr. Haskins has indicated that he will not participate in voting such shares with respect to his own re-election as a director. Mr. Haskins has a pecuniary interest in 7,848 of such shares, which are allocated to his account. For other executive officers, does not include any shares held in the 401(k) Plan, as to which such officers have a pecuniary interest in the shares allocated to their accounts, but no voting and limited dispositive power. Includes 4,438 shares held by HSBC as trustee of the First Bank of Florida Employee Stock Ownership Plan, as to which one executive officer has voting but no dispositive power.

 (2) Reflects the number of shares that could be purchased by exercise of options and warrants available at March 16, 2000 or within 60 days thereafter under the Company's 1997 Performance Incentive Plan or other option or warrant grants.

 (3) Based on the number of shares outstanding at March 16, 2000 plus, in the case of each individual and the group, the number of additional shares listed in the column headed "Acquirable within 60 days" for that individual or group.

 (4) Mr. Adcock shares voting and dispositive power on all but 2,800 of such shares with his spouse.

 (5) Ms. Berliner shares voting and dispositive power over such shares with her spouse as co-trustees of two trusts.

 (6) 35,269 of such shares are held by Mr. Cesarotti's spouse, who has sole voting and dispositive power.

 (7) 4,787 of such shares are held by Mr. Gore's spouse, who has sole voting and dispositive power. In addition, Mr. Gore shares voting and dispositive power over 87,193 of such shares with his spouse.

 (8) Mr. Greene shares voting and dispositive power over 8,000 of such shares with his spouse, with whom he is co-trustee of a revocable trust for the benefit of his spouse.

 (9) 706 of such shares are held by Mr. Hughes' spouse, who has sole voting and dispositive power.

(10) 2,000 of such shares are held jointly with Mr. Langan's spouse, with whom he shares voting and dispositive power.

(11) 13,125 of such shares are held jointly with Mr. Lindahl's spouse, with whom he shares voting and dispositive power, and 2,521 of such shares are held by Mr. Lindahl's spouse, who has sole voting and dispositive power.

(12) 4,000 of such shares are held by Ms. McCarty's spouse, who has sole voting and dispositive power.

(13) 11,791 of such shares are held by Mr. Owen's spouse, who has sole voting and dispositive power.

(14) 2,586 of such shares are held by Mr. Schupp's spouse, who has sole voting and dispositive power.

(15) 109,061 of such shares are held by Mr. Spitznagel's spouse, who has sole voting and dispositive power.

(16) Includes options which vest upon retirement immediately prior to the Annual Meeting.

(17) In addition to the Company's common stock, each individual listed holds one share, and the group holds 27 shares in the aggregate, of the 8.5% Preferred Stock of RS Asset Management Corp., a third-tier subsidiary of the Company. Each individual has sole dispositive power over such share and no voting power, except in the limited circumstances in which such shares have the right to vote. Of the 120 shares of outstanding Preferred Stock not owned by subsidiaries of the Company, the group owns 22.5%.

                         ITEM 1--ELECTION OF DIRECTORS

                        DIRECTORS STANDING FOR ELECTION

     The Board of Directors of the Company, which is currently comprised of 20 members, is divided into three classes, each having three-year terms that expire in successive years. Six members of the Company's Board, Thomas Carney, Joseph Cesarotti, Sr., Mary Anna Fowler, Thomas Langan, William Spitznagel and William Wolfson, have indicated their intention to retire from the Board effective immediately prior to the Company's Annual Meeting in 2000. The Board has adopted an amendment to the Company's Bylaws, effective immediately preceding the 2000 Annual Meeting, reducing the size of the Board to 14 members. Classes 1 and 3 will thereupon have five members each, and Class 2 will have four members. All members of the Company's Board are also members of the Board of Directors of the Bank, whose Board will also be reduced to 14 members upon the retirement of the directors listed above.

     The current three-year term of office of directors in Class 1 expires at the 2000 Annual Meeting. The Board of Directors proposes that the nominees described below, who are currently serving as Class 1 directors, be elected to Class 1 for a new term of three years and until their successors are duly elected and qualified.

     Each of the nominees has consented to serve the terms indicated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

                   THE DIRECTORS STANDING FOR ELECTION ARE:

   CLASS 1 DIRECTORS:

R. RANDY GUEMPLE                                Director since 1998

     Mr. Guemple, 48, served as a director of First Palm Beach Bancorp, Inc. ("FFPB") from 1997 to 1998, when FFPB merged into the Company. Mr. Guemple also served as Executive Vice President and Chief Operating Officer of FFPB and its subsidiary, First Bank of Florida, from July, 1996 until the merger. Mr. Guemple served as Senior Vice President, Treasurer and Chief Financial Officer of FFPB and First Bank of Florida from 1992 to July 1996. Under the Agreement and Plan of Merger by which the Company acquired FFPB, each of the three directors added at the time of the acquisition (Messrs. Guemple and Greene and Dr. Sokoloff) whose initial term expires before 2001 is expected to be nominated for election to serve an additional term of three years following the expiration of his initial term.

RICHARD J. HASKINS                              Director since 1986

     Richard J. Haskins, 50, has been Senior Executive Vice President and Chief Financial Officer of the Company and the Bank since January 1999. Mr. Haskins had been Executive Vice President and Chief Financial Officer of the Company and the Bank since 1989 and Senior Vice President of the Company and the Bank since 1984. For ten years prior to 1984, Mr. Haskins had been an accountant with the West Palm Beach, Florida office of Deloitte, Haskins & Sells, certified public accountants, where he held the position of Manager.

EUGENE W. HUGHES                                Director since 1997

     Mr. Hughes, 67, was a director of Family Bank from 1986 until its merger into the Bank in 1997. Mr. Hughes, who is currently retired, served as Chief Financial Officer of Family Bank from 1988 to 1994.

LENNART E. LINDAHL, JR.                         Director since 1983

     Mr. Lindahl, 56, has been Chairman of the Board of Lindahl, Browning, Ferrari & Hellstrom, Inc., Consulting Engineers, in West Palm Beach, Florida since 1994. From 1970 to 1994, Mr. Lindahl served as President of that firm. He is a past Chairman of the Economic Council of Palm Beach County and a past president of the Palm Beach County Development Board. Additionally, he served as a member and past Chairman of the Florida Inland Navigation District.

BRUCE E. WIITA, M.D.                            Director since 1983

     Dr. Wiita, 62, has been a surgeon and urologist practicing in Jupiter and Palm Beach Gardens, Florida since 1973. He is the former Chief of Staff of the Jupiter Hospital and Chief of Surgery of the Palm Beach Gardens Hospital and Jupiter Hospital. Currently, he is a director of the American Heritage Management and Development Corporation, a real estate development company, and Chairman of the DevMed Group Inc., a medical device manufacturing company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                        DIRECTORS CONTINUING IN OFFICE:

   CLASS 2 DIRECTORS. The following Class 2 directors have terms ending in 2001:

PAULA BERLINER                                  Director since 1997

     Ms. Berliner, 56, was a director of Family Bank from 1986 until its merger with the Bank in 1997. Ms. Berliner has been Vice President and director of Acorn Holding Corp., a public venture capital company traded on the Nasdaq Small-Cap Market, since 1992. Prior to that, Ms. Berliner was Vice President and a director of Broward Window Products, Inc., a company specializing in the sale of window-related products.

H. GEARL GORE                                   Director since 1983

     Mr. Gore, 52, served as Secretary of the Company from 1983 until 1998. He has been the President of H. Gearl Gore, Inc., a real estate appraisal firm in Jupiter, Florida since 1983. Mr. Gore has been the President and Chief Operating Officer of Northco Investment Properties, Inc., a real estate brokerage firm in Jupiter, Florida, from 1981 to the present.

FRED A. GREENE                                  Director since 1998

     Mr. Greene, 68, served as a director of FFPB from 1984 to 1998, when FFPB merged into the Company. Mr. Greene has served as a director, Chairman of the Board, President and Chief Executive Officer of Gee & Jenson, Engineers, Architects & Planners, Inc. since 1990, and has been a civil engineer with such company since 1956. Under the Agreement and Plan of Merger by which the Company acquired FFPB, each of the three directors added at the time of the acquisition whose initial term expires before 2001 is expected to be nominated for election to serve an additional term of three years following the expiration of his initial term.

MARY MCCARTY                                    Director since 1997

     Ms. McCarty, 45, was a director of CFC and County from May 1997 until CFC's merger into the Company in December 1997. Ms. McCarty was elected to District IV Palm Beach County Commission in November 1990 and continues to serve in such position. She was elected Chair of the Palm Beach County Commission in November of 1992.

     CLASS 3 DIRECTORS: The following Class 3 directors have terms ending in 2002:

JOHNNY ADCOCK                                   Director since 1999

     Mr. Adcock, 55, became a director of the Company following the merger of Northside Bank of Tampa ("Northside") into the Bank in February 1999. Mr. Adcock had been a director of Northside since 1989 and was serving as Chairman of the Board at the time of the merger. Mr. Adcock is also a member of the University Community Hospital Foundation Board of Trustees and the University Community Hospital Board of Trustees, both in Tampa, Florida. Mr. Adcock has been President and a director of the Adcock Financial Group, which focuses in the estate planning and executive fringe benefit areas, since 1967. Mr. Adcock's experience is in the fields of insurance, investment and financial planning. Mr. Adcock is also a director of Partners Financial Group, a registered investment company in Austin, Texas.

CAROL R. OWEN                                   Director since 1997

     Mr. Owen, 64, has served as Chairman of the Board, Broward County, of the Bank since it acquired Family Bank in June 1997. Prior to that time Mr. Owen was a director, Chief Executive Officer and President of Family Bank since its inception in 1986.

RICHARD C. RATHKE                               Director since 1983

     Mr. Rathke, 68, has been the President of RCR Enterprises, Inc., a real estate development firm in Jupiter, Florida, since 1979.

RUDY E. SCHUPP                                  Director since 1984

     Mr. Schupp, 49, has been Chairman of the Board, President and Chief Executive Officer of the Company since 1985, and Chairman of the Board, President and Chief Executive Officer of the Bank since 1984. Mr. Schupp is also a director of Florida Public Utilities Corp., a public company whose shares are listed on the American Stock Exchange, and of the Miami Branch of the Federal Reserve Bank.

DANIEL O. SOKOLOFF, M.D.                        Director since 1998

     Dr. Sokoloff, 48, served as a director of FFPB from 1996 to 1998, when FFPB merged into the Company. Dr. Sokoloff has been a dermatologist in West Palm Beach, Florida since 1982. Under the Agreement and Plan of Merger by which the Company acquired FFPB, each of the three directors added at the time of the acquisition whose initial term expires before 2001 is expected to be nominated for election to serve an additional term of three years following the expiration of his initial term.

HOW ARE DIRECTORS COMPENSATED?

     BASE COMPENSATION. In 1999 each non-employee director received a retainer based on an annualized rate of $3,840, together with a fee of $1,080 per regular quarterly Board meeting attended. All Company directors are also directors of the Bank, and directors are separately compensated for their service on the Bank Board at an annualized rate of $6,804, together with a fee of $333 per Board meeting attended. Committee fees during the period January 1, 1999-July 21, 1999 were $300 per Committee meeting attended ($350 per meeting for the Chairman of the Committee). Effective for meetings after July 21, 1999, Committee fees were raised to $350 per Committee meeting attended ($450 for the Chairman of the Committee) for meetings held on the same day as regular Board meetings, and $450 per Committee meeting attended ($550 for the Chairman of the Committee) for meetings held on other days. Effective for meetings after December 31, 1999, Committee fees were raised to $400 per Committee meeting attended ($500 for the Chairman of the Committee) for meetings held on the same day as regular Board meetings, and $500 per Committee meeting attended ($600 for the Chairman of the Committee) for meetings held on other days. Directors who are also employees of the Company or the Bank receive no additional compensation for service as directors.

     OPTIONS. In November 1999 each non-employee director then serving on the Board was granted options to purchase 7,500 shares of the common stock of the Company at an exercise price of $8.3125 per share under the Company's 1997 Performance Incentive Plan. Such options have a term of ten years and one-third of the total number of options become exercisable on each of November 3, 2000, November 3, 2001 and November 3, 2002. Such options, along with all other previously non-vested options, vest upon retirement from the Board.

     DIRECTORS RETIREMENT PLAN. In 1997 the Bank established a non-qualified unfunded retirement plan for non-employee directors ("Directors Retirement Plan"). To be eligible a director must be specifically included in the Directors Retirement Plan by action of the Board, and to vest in benefits a director generally must have served at least five years on the Bank's Board prior to retirement. The annual benefit under the Directors Retirement Plan is a percentage of the fees that would have been paid to the director for the full calendar year in which the director terminates service, with such percentage being calculated by multiplying 5% times the director's years of service (including for this purpose service with any predecessor Board), with a maximum of 75%. Such benefit will be paid for a total of 180 months.

HOW OFTEN DID THE BOARD MEET DURING 1999?

     The Company's Board of Directors, which has regular meetings quarterly, met 6 times during 1999, including 2 special meetings. The Bank's Board met 12 times during 1999. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served, except for Johnny Adcock, who, after joining the Board in March 1999, attended all of the Company's Board meetings but only 64% of the combined meetings of the Company's Board, the Bank's Board and the Trust Committee.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Company's Board of Directors has standing Executive, Compensation and Audit Committees. The Board as a whole acted as the Nominating Committee in connection with the nomination of directors for election at the 2000 Annual Meeting.

                          BOARD COMMITTEE MEMBERSHIP

NAME                               EXECUTIVE COMMITTEE     AUDIT COMMITTEE     COMPENSATION COMMITTEE
-------------------------------   ---------------------   -----------------   -----------------------
Paula Berliner ................            *                                             *
Thomas Carney .................            *
Mary Anna Fowler ..............                                                          *
H. Gearl Gore .................                                  *
R. Randy Guemple ..............                                  *
Eugene Hughes .................                                  *
Thomas Langan, Jr. ............                                  *
Lennart Lindahl, Jr. ..........            *                                             **
Carol R. Owen .................            *
Richard Rathke ................                                  *
Rudy E. Schupp ................            **
William Spitznagel ............                                                          *
Bruce E. Wiita ................                                                          *
William Wolfson ...............                                  **

----------------
 * Member.
** Chair.

     EXECUTIVE COMMITTEE. The Executive Committee possesses all of the powers of the Board except the power to approve or recommend to shareholders actions required by law to be approved by shareholders, fill vacancies on the Board or any committees, amend or repeal the bylaws, authorize or approve stock buybacks except in certain circumstances, or issue stock, and certain other powers specifically reserved by Florida law to the Board. In 1999, the Executive Committee held 8 meetings.

     COMPENSATION COMMITTEE. The Compensation Committee is charged with reviewing the Company's and the Bank's general compensation strategy; establishing salaries and reviewing benefit programs for the Chief Executive Officer and the other members of the Bank's Management Executive Committee; reviewing, approving, recommending and administering the Company's 1997 Performance Incentive Plan (in its capacity as the Performance Incentive Plan Committee); and approving certain employment and change of control agreements. In 1999, the Compensation Committee met 5 times.

     AUDIT COMMITTEE. The Audit Committee reviews, reports to and advises the Board with respect to various auditing and accounting matters involving the selection of and the nature of the services to be performed by the Company's independent auditors, the performance of the independent and internal auditors and the fees to be paid to the independent auditors, the scope of audit procedures and the Company's accounting procedures and internal controls. The Audit Committee met 4 times during 1999.

     In addition, the Board of the Bank has established a Loan Committee, a Trust Committee and an Asset/Liability Committee. With respect to these Bank Committees, Messrs. Lindahl (Chair), Gore, Haskins, Owen, Rathke and Schupp serve on the Loan Committee; Messrs. Guemple (Chair), Haskins, Hughes, Langan, Schupp and Wolfson serve on the ALCO/Investment Committee and Messrs. Hughes (Chair), Adcock, Langan, Spitznagel, Cesarotti and Wolfson, and Mss. Fowler and McCarty, serve on the Trust Committee.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Owen provides consulting services to the Company and the Bank in his capacity as Broward County Chairman. During 1999, the Company and the Bank paid Mr. Owen an aggregate of $61,344 for these services.

                      MANAGEMENT INDEBTEDNESS TO THE BANK

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     All loans made by the Bank to its directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features, except for the following loan, which, at the time it was made, complied with all applicable laws and regulations and Bank policies:

                                                     LARGEST AMOUNT
                                                      OUTSTANDING
                                                    DURING THE YEAR      BALANCE     INTEREST RATE AT
OFFICER AND/OR DIRECTOR            PURPOSE           ENDED 12/31/99     12/31/99         12/31/99
-------------------------   --------------------   -----------------   ----------   -----------------
H. Gearl Gore ...........     Personal residence        $159,777        $154,175           4.50%

WHO ARE THE COMPANY'S AND THE BANK'S EXECUTIVE OFFICERS?

     The following individuals are the executive officers of the Company and/or the Bank and hold the offices set forth below opposite their names.

NAME                       AGE                       POSITIONS HELD
-----------------------   -----   ----------------------------------------------------
Rudy E. Schupp             49     Chairman of the Board, President and
                                  Chief Executive Officer of the Company and the Bank

Richard J. Haskins         50     Senior Executive Vice President and
                                  Chief Financial Officer of the Company and the Bank

Louis J. Dunham            46     Senior Executive Vice President and
                                  Chief Credit Officer of the Bank

Carla H. Pollard           35     Senior Executive Vice President and
                                  Chief Information Officer of the Bank

R. Michael Strickland      49     Senior Executive Vice President and
                                  Chief Banking Officer of the Bank

Alissa E. Ballot           44     Senior Vice President and Secretary of the Company
                                  and Senior Vice President for Legal Affairs and
                                  Secretary of the Bank

Bruce M. Keir              47     Market President--Broward County of the Bank

W. Andrew Kirkman          45     Market President--Central Florida of the Bank

Roger P. Savage            53     Market President--Dade County of the Bank

     The executive officers of the Company and the Bank are elected annually and hold office until their respective successors have been elected and qualified or until their earlier resignation or removal. The Company and/or the Bank have entered into Employment Agreements and/or Change of Control Agreements with the executive officers which set forth certain terms of such officers' employment. These are discussed in more detail later in this proxy statement.

     Biographical information about the executive officers of the Company and/or the Bank who are not directors is set forth below.

     Louis J. Dunham joined the Bank as its Senior Executive Vice President and Chief Credit Officer on February 26, 1999. Prior to that time, Mr. Dunham served as the Executive Vice President and Chief Credit Officer of Vermont National Bank from May 1991 until February 1999.

     Carla H. Pollard has been Senior Executive Vice President and Chief Information Officer of the Bank since February 2000. Prior to that time, she served as Senior Vice President and Controller of the Company and the Bank from March 1999 to February 2000, and as Vice President and Controller of the Company and the Bank from June 1994 until March 1999. Before joining the Company and the Bank, she was a certified public accountant with the accounting firm of KPMG Peat Marwick for four years.

     R. Michael Strickland joined the Bank as its Senior Executive Vice President and Chief Banking Officer on February 16, 1999. Prior to that time, Mr. Strickland was the Palm Beach County Market President for NationsBank from the time it merged with Barnett Bank in January 1998 until February 1999, and was the CEO of Barnett Bank of Palm Beach County from July 1985 until January 1998.

     Alissa E. Ballot has been the Senior Vice President and Secretary of the Company and the Senior Vice President for Legal Affairs and Secretary of the Bank since October 1998, when FFPB merged into the Company and its subsidiary, First Bank of Florida, merged into the Bank. Ms. Ballot had served as Senior Vice President for Legal Affairs for First Bank of Florida from October 1997 until the merger, and as Vice President--Legal of First Bank of Florida from April to October 1997. Prior thereto Ms. Ballot was the General Counsel of North Side Savings Bank in Floral Park, New York from April 1992 until its merger into North Fork Bank in December 1996.

     Bruce Keir has been Market President--Broward County of the Bank since June 1997, when Family Bank merged into the Bank. Prior to that time, he had served as the Executive Vice President of Family Bank for six years.

     W. Andrew Kirkman has been Market President--Central Florida of the Bank since January 2000. Prior to that time he had served as Senior Vice President--Personal Banking of the Bank since August 1995. Prior thereto he served as Vice President and Hub Manager for First Union Bank for ten years.

     Roger P. Savage has been Market President-Dade County of the Bank since December 1999. Prior thereto he had served as Senior Vice President-Business Banking of the Bank since September 1992.

                            EXECUTIVE COMPENSATION

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPHS INCLUDED ELSEWHERE IN THIS PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPHS BY REFERENCE THEREIN.

                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 1999.

             WHAT IS THE COMPANY'S GENERAL POLICY WITH RESPECT TO
                        EXECUTIVE OFFICER COMPENSATION?

     The Board Compensation Committee is responsible for making recommendations to the Company's and the Bank's Boards of Directors as to compensation of the Company's and the Bank's executive officers who serve on the Management Executive Committee (currently Messrs. Schupp, Dunham, Haskins and Strickland and Ms. Pollard), while compensation decisions with respect to executive officers who do not serve on such committee are delegated to the appropriate member of such committee. In addition, the Compensation Committee makes recommendations to the Boards of Directors as to outside director compensation, company-wide benefit programs, including the Company's 1997 Performance Incentive Plan, 401(k) program and employee stock purchase program, and executive employment agreements and retirement plans. For executive compensation, the Compensation Committee bases its decisions primarily on its overall assessment of the executive's contribution to the profitability of the Company and the Bank on both a long-term and short-term basis, the executive's performance in connection with the overall and specific strategic and tactical plans in the prior year, and an assessment of the executive's role in ensuring the overall financial success of the Company and the Bank in future periods. In this respect, the Compensation Committee seeks to reward leadership, innovation, strategic and tactical achievements and entrepreneurship. In its deliberations, the Compensation Committee generally does not perform a rote application of specific criteria, and its decisions are necessarily based in part on the Committee's subjective assessment of the executive's performance. Given the differences in magnitude of a business unit or division and its line or staff configuration, goal achievement may or may not be weighted heavily on financial performance of the business unit or division, as the amount of non-financial accountability varies materially among executives of the Company. The Compensation Committee continues to place emphasis on the close link between the strategic and financial interests of shareholders and executive compensation, as the Committee believes that this orientation both motivates the executives and supports the highest levels of corporate strategic performance over the Company's planning horizon. The Compensation Committee approaches the mix of executive cash compensation with a belief that it should involve a fair base salary combined with an emphasis on incentive compensation, as this approach has served the Company well in the motivation and retention of its senior executives.

                HOW DID THE COMPANY APPLY THIS POLICY IN 1999?

     In planning and deliberating 1999 compensation decisions, the Compensation Committee reviewed the Company's and the Bank's financial performance on both a long-term and short-term basis, the job performance of each executive officer, both financial and non-financial, compensation survey information provided by outside professional compensation consultants including national and regional peer group data, internally prepared performance review analyses and other information that the Compensation Committee viewed as relevant. In its deliberations, the Compensation Committee reviewed the referenced information for comparison purposes, and, in doing so, did not set the compensation for any of the Company's executive officers at a specific level due solely to comparisons with the peer group. Instead, the Committee's compensation decisions generally reflect competitive factors, job performance in relation to accountabilities, goal achievement, and circumstances and events that are unique to each executive, such as extraordinary efforts and expanded responsibilities. In assessing the Company's performance, the Compensation Committee considered, among other things, the profitability of the Company as a whole and progress with respect to the overall shareholder value plan, with special emphasis on the executive's progress with respect to the long-term strategic plan.

     The Compensation Committee's compensation decisions reflect the factors described, including objective factors and the subjective assessment of executive performance, with no specific rigid criteria applied to compensation decisions.

              WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

                  BASE SALARY AND CASH INCENTIVE COMPENSATION

     Cash compensation takes the form of base salary and cash incentive compensation for the senior executive team. The Committee takes both a long-term and short-term view in arriving at its determinations for overall cash compensation. The evaluation of varied criteria, including objective and subjective factors, is brought to the Compensation Committee's executive cash compensation decisions. In this connection, in 1999 the Committee awarded an increase in base salary to the one member of the Management Executive Committee at that time (other than the CEO) who had been with the Bank throughout 1998, Mr. Haskins. The other two members of the Management Executive Committee joined the Bank in early 1999, and their compensation was determined in accordance with the Employment Agreements entered into at the time their employment commenced (see "Employment Agreements"), the terms of which Employment Agreements in turn were determined by an assessment of the competitive factors involved in recruiting such executives, the value such executives would add to the Company and the Bank and the effect such compensation would have on the Bank's salary structure. Incentive compensation for all these executives was based directly on Company and Bank performance. The Compensation Committee continues to place emphasis on "at risk" compensation related to executive performance as it believes that such compensation is aligned with the Company's and shareholders' short-term and long-term interests and such compensation also presents a traceable record of motivating and retaining such executives.

                       LONG-TERM INCENTIVE COMPENSATION

     The purpose of the Company's 1997 Performance Incentive Plan ("PIP") is to encourage directors, officers and employees of the Company to contribute to the growth and performance of the Company. The PIP is administered by the Board Performance Incentive Plan Committee, whose members are the same as the members of the Board Compensation Committee. The Compensation Committee granted 1,092,000 stock options to directors, officers and employees in 1999 at various exercise prices, with all of such options vesting ratably over the three year period beginning on the grant date and expiring ten years from the grant. The stock options granted in 1999 were designed to recognize the individual's contribution to the Company's success during 1999 and/or to communicate the importance of the individual's future contribution to upcoming corporate initiatives.

           HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     In determining Mr. Schupp's compensation, the Committee's review emphasizes the Company's current and prior year's financial performance, achievement of the Company's overarching strategic growth goals and the prevailing market rates of compensation for the position. With regard to its strategic growth goals, the Company and the Bank successfully merged and integrated over $2 billion in assets related to four separate transactions. A variety of market data was analyzed by the Committee in order to assess Mr. Schupp's relative compensation. It was the Compensation Committee's conclusion that Mr. Schupp's base salary should be increased, while the rate applied in the formula used to determine his cash incentive compensation, due to the growth of the Company, was decreased, though the amount available to be earned increased. This decision continues to place an emphasis on "at risk" incentive compensation for Mr. Schupp revolving around the achievement of long-term and short-term strategic and earnings goals for the Company. In this connection, Mr. Schupp's compensation can expand and contract according to the performance of the Company. As a result, a significant portion of Mr. Schupp's cash compensation bears a close relationship to the shareholders' interests.

                            COMPENSATION COMMITTEE

                                Paula Berliner
                               Mary Anna Fowler
                            Lennart E. Lindahl, Jr.
                             William F. Spitznagel
                             Bruce E. Wiita, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, the Compensation Committee consisted of Ms. Berliner, Ms. Fowler, Mr. Lindahl, Mr. Spitznagel and Dr. Wiita. None of these individuals was an officer or employee of the Company or any of its subsidiaries during 1999, and none is a former officer of the Company or any of its subsidiaries. During 1999, none of the Company's executive officers served as a director or a member of the compensation committee (or equivalent body) of another entity of which any director of the Company or member of the Company's Compensation Committee was an executive officer.

                             EMPLOYMENT AGREEMENTS

     AGREEMENTS WITH MESSRS. SCHUPP AND HASKINS. The Company and the Bank have jointly entered into an employment agreement with Mr. Schupp to secure his services as Chairman, President and Chief Executive Officer and an employment agreement with Mr. Haskins to secure his services as Senior Executive Vice President and Chief Financial Officer. The employment agreements have rolling three-year terms which may be converted to a fixed three-year term by decision of the executive or by joint decision of the Company and the Bank. These agreements provide for minimum annual salaries of $415,000 (for Mr. Schupp) and $170,000 (for Mr. Haskins), discretionary bonuses that are expected to be determined with reference to consolidated net income before restructuring charges, taxes and extraordinary items, life insurance coverage in prescribed amounts, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. They also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and, in the case of Mr. Schupp, for six years thereafter.

     The Bank and the Company may terminate either executive's employment, and either executive may resign, at any time with or without cause. However, in the event of termination during the term without cause, the Bank and the Company will owe the executive severance benefits generally equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional three years. The same severance benefits would be payable if the executive resigns during the term following a loss of title, office or membership on the Board of Directors, material reduction in duties, functions or responsibilities, involuntary relocation of the executive's principal place of employment to a location outside of a stated geographic area or other material breach of contract by the Company and the Bank or if he resigns during the term for any reason following a change of control.

     If the Bank or the Company experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments made to Mr. Schupp or Mr. Haskins under their respective employment agreements might constitute an "excess parachute payment" under current federal tax laws. Any excess parachute payment would be subject to a federal excise tax payable by Mr. Schupp and Mr. Haskins and would be nondeductible by the Bank and the Company for federal income tax purposes. Both Mr. Schupp's and Mr. Haskins' employment agreements require the Bank and the Company to indemnify such executives against the financial effects of such an excise tax, if it is assessed.

     In general, compensation and other expenses incurred under the employment agreements are to be allocated between the Bank and the Company. The Company has guaranteed the performance of the Bank's obligations under these employment agreements.

     AGREEMENTS WITH MESSRS. DUNHAM AND STRICKLAND. The Company and the Bank have jointly entered into employment agreements with Mr. Strickland to secure his services as Senior Executive Vice President and Chief Banking Officer and with Mr. Dunham to secure his services as Senior Executive Vice President and Chief Credit Officer. These agreements have rolling two-year terms which may be converted to a fixed two-year term by decision of the executive or by joint decision of the Company and the Bank and provide for minimum annual salaries of $200,000 (for Mr. Strickland) and $150,000 (for Mr. Dunham). Payments under these agreements are limited such that payments will not be characterized as "excess parachute payments" that would subject the executive to excise taxes or the Company and the Bank to a loss of tax deductions. The terms and conditions of these agreements are otherwise substantially the same as the terms and conditions of the employment agreements with Messrs. Schupp and Haskins.

     AGREEMENT WITH MR. SAVAGE. The Bank has entered into an employment agreement with Mr. Savage that is currently scheduled to expire on December 31, 2000. This employment agreement automatically renews for an additional year each December 31st unless the Bank or the executive chooses to discontinue the renewals. This employment agreement provides for a minimum base salary of $125,000, annual performance-based incentive compensation of up to 20% of base salary, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. The Bank may terminate Mr. Savage's employment at any time with or without cause. In the event of termination without cause during the term of the employment agreement, the Bank will owe the terminated executive severance benefits equal to one year's base salary, payable in a lump sum or in installments at the Bank's option.

     The employment agreement prohibits Mr. Savage from working for or being affiliated with a competitor of the Bank or soliciting the Bank's employees for a period of 24 months after termination of employment, and prohibits the disclosure of the Bank's trade secrets and other proprietary information indefinitely.

     OTHERS. The Bank is also party to an employment agreement with Ms. Pollard, Senior Executive Vice President and Chief Information Officer of the Bank, with terms similar to those in Messrs. Strickland and Dunham's agreements, and is also a party to employment agreements with terms similar to those in Mr. Savage's agreement with Bruce Keir, Market President--Broward County and Andrew Kirkman, Market President--Central Florida.

                         CHANGE OF CONTROL AGREEMENTS

     AGREEMENT WITH MR. SAVAGE. The Company and the Bank have jointly entered into a separate change of control agreement with Mr. Savage. Upon the occurrence of a change of control, as defined, the change of control agreement supersedes in its entirety the employment agreement between Mr. Savage and the Bank. The change of control agreement provides for continuing employment for a rolling two-year term which begins on the date of a change of control and may be converted on any date after a change of control to a fixed term of two years by decision of the Bank or the executive.

     The Bank and the Company (or their successors) may terminate the employment of the executive, and the executive may resign, at any time with or without cause. However, in the event of termination without cause following a change of control (or within 3 months before the change of control occurs, if termination is in connection with the change of control), the Bank and the Company will owe the executive severance benefits generally equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional two years. The same severance benefits would be payable if the executive resigns during the term following a loss of title or office, material reduction in duties, functions or responsibilities, involuntary relocation of the executive's principal place of employment to a location outside of a specified geographic region or other material breach of contract by the Company and the Bank, or if he resigns following the change of control for any reason within 90 days after consummation of a merger or other business combination or reorganization that is a change of control or within 90 days following the occurrence of any other event that is a change of control.

     The change of control agreement imposes a maximum limitation on the severance benefits payable to the executive for the purpose of preventing the characterization of any such benefits as an excess parachute payment under section 280G of the Internal Revenue Code of 1986.

     In general, compensation and other expenses incurred under the change of control agreement are to be borne by the Bank. The Company has guaranteed the performance of the Bank's obligations under the change of control agreement.

     OTHERS. In the first quarter of 1999, the Company and the Bank entered into change of control agreements with Alissa E. Ballot, Senior Vice President and Secretary of the Company and the Bank, Bruce Keir, Market
President--Broward County of the Bank and W. Andrew Kirkman, Market President--Central Florida of the Bank, with substantially the same terms as the change of control agreement with Mr. Savage.

                     EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company and the Bank with salary and bonus for 1999 of $100,000 or more who served in such capacities as of December 31, 1999 (the "named executive officers") for services rendered to the Company and the Bank during each of the last three fiscal years.

                     EXECUTIVE COMPENSATION SUMMARY TABLE

                                                                                                 LONG-TERM
                                                            ANNUAL COMPENSATION                 COMPENSATION
                                                 ------------------------------------------   ---------------
                                                                              OTHER ANNUAL       NUMBER OF
                                                    SALARY        BONUS       COMPENSATION     STOCK OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITIONS          YEAR          ($)(1)        ($)(2)         ($)(3)           GRANTED        COMPENSATION(4)
------------------------------   -------------   -----------   -----------   --------------   ---------------   ----------------
Rudy E. Schupp                        1999        $415,000      $407,035               --         165,000           $128,467
Chairman, President and               1998         300,000       234,245               --         100,000            149,634
CEO of the Company                    1997         198,960       198,476               --          50,000             71,599
and the Bank

Richard J. Haskins                    1999         170,000       161,704               --          25,000             39,385
Senior Executive Vice                 1998         144,000       142,778               --          65,000             71,928
President & CFO of the                1997         128,850        81,911               --          25,820             48,102
Company and the Bank

R. Michael Strickland                 1999(5)      175,000        75,000               --          75,000                  0
Senior Executive Vice                 1998           N/A           N/A                              N/A                N/A
President and Chief                   1997           N/A           N/A                 --           N/A                N/A
Banking Officer
of the Bank

Louis J. Dunham                       1999(6)      125,000        73,069               --          75,000             32,250
Senior Executive Vice                 1998           N/A           N/A                 --           N/A                N/A
President and Chief Credit            1997           N/A           N/A                              N/A                N/A
Officer of the Bank

Roger Savage                          1999         147,000        12,734               --          10,000             16,314
Market President--Dade                1998         135,000        22,251               --          20,000             56,359
County of the Bank                    1997         116,665        16,000                           25,307             45,591

----------------
(1) For Messrs. Schupp and Haskins, total paid by the Company and the Bank for the years indicated.

(2) Annual incentive compensation paid by the Company and the Bank for financial results achieved and goals met during the year.

(3) The Company and/or the Bank provide the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to S.E.C. rules. Also not included is the value of perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer.

(4) The amounts shown in this column include (i) matching contributions by the Bank under the Bank's 401(k) Plan, all of which are invested in common stock of the Company. During 1999, the Bank's matching contributions were $10,000 for Mr. Schupp, $10,000 for Mr. Haskins and $0 for Mr. Savage. Messrs. Strickland and Dunham were not yet eligible to participate in the Bank's 401(k) Plan; (ii) for Mr. Schupp, annual premium value of death benefit coverage provided under split-dollar life insurance where the Company or the Bank owns the cash value of the policy. During 1999, the annual premium value was $712; (iii) for Messrs. Schupp and Haskins, annual premium on excess disability insurance, which in 1999 was $3,898 for Mr. Schupp and $5,382 for Mr. Haskins; (iv) for Mr. Dunham, moving expenses of $32,250, and (v) present value of the additional benefit earned with respect to Supplemental Executive Retirement Plan for Messrs. Schupp, Haskins and Savage. During 1999, the present value of the additional benefit earned was $114,569 for Mr. Schupp, $24,003 for Mr. Haskins and $29,277 for Mr. Savage.

(5) Mr. Strickland's employment with the Bank commenced on February 16, 1999.

(6) Mr. Dunham's employment with the Bank commenced on February 26, 1999.

                            OPTION GRANTS FOR 1999

     The following table sets forth information with respect to option grants to the named executive officers during 1999 and the potential realizable value of such option grants:

   (1) the number of shares of common stock underlying options granted during the year;

   (2) the percentage that such options represent of all options granted to employees during the year;

   (3) the exercise price;

   (4) the expiration date; and

   (5) the hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.

     The hypothetical value of the options as of their date of grant has been calculated below, using the Black-Scholes option pricing model, as permitted by S.E.C. rules, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

                           OPTION GRANTS DURING 1999

                         NUMBER OF SECURITIES    % OF TOTAL OPTIONS                                       GRANT DATE
                          UNDERLYING OPTIONS    GRANTED TO EMPLOYEES   EXERCISE PRICE                       PRESENT
NAME                          GRANTED(#)           IN FISCAL YEAR         ($/SHARE)     EXPIRATION DATE   VALUE($)(1)
----------------------- ---------------------- ---------------------- ---------------- ----------------- ------------
Rudy E. Schupp                        90,000                          $9.375                   1/21/09     $357,300
                                      75,000            15.25%         8.3125                  11/2/09      264,000

Richard J. Haskins                    25,000             2.31%         8.3125                  11/2/09       88,000

R. Michael Strickland                 50,000                           8.5625                  2/15/09      176,000
                                      25,000             6.93%         8.3125                  11/2/09       88,000

Louis J. Dunham                       50,000                           8.8375                  2/25/09      176,000
                                      25,000             6.93%         8.3125                  11/2/09       88,000

Roger Savage                          10,000              .92%         8.3125                  11/2/09       35,200

----------------
(1) The estimated present value at grant date of options granted during 1999 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 10 years; a risk-free interest rate of 6%, a volatility rate of 34%; and a dividend yield of 2%. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

     One-third of all options granted become exercisable on each of the first, second and third anniversaries of the date of grant.

                 OPTION AND SAR EXERCISES AND VALUES FOR 1999

     The table below sets forth the following information with respect to option and stock appreciation right ("SAR") exercises during 1999 by each of the named executive officers and the status of their options at December 31, 1999:

   (1) the number of shares of common stock acquired upon exercise of options or the number of securities with respect to which SARs were exercised during 1999;

   (2) the aggregate dollar value realized upon the exercise of such options;

   (3) the total number of exercisable and non-exercisable stock options held at December 31, 1999; and

   (4) the aggregate dollar value of in-the-money exercisable options at December 31, 1999.

                  AGGREGATED OPTION/SAR EXERCISES DURING 1999
                    AND OPTION VALUES ON DECEMBER 31, 1999

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS/SARS           IN-THE-MONEY OPTIONS/SARS
                                    SHARES                        AT 12/31/99(#)              AT 12/31/99($)(1)
                                 ACQUIRED ON      VALUE    ----------------------------- ----------------------------
NAME                             EXERCISE(#)   REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------- ------------- ------------ ------------- --------------- ------------- --------------
Rudy E. Schupp ................           0           N/A     39,652         669,000        $91,747        $     0
Richard J. Haskins ............           0           N/A     28,794         269,154         56,714         28,125
R. Michael Strickland .........           0           N/A          0          75,000              0              0
Louis J. Dunham ...............           0           N/A          0          75,000              0              0
Roger Savage ..................           0           N/A      5,000          50,307              0              0

----------------
(1) In accordance with S.E.C. rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $7.15625, the closing price reported for NASDAQ transactions on December 31, 1999.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Bank has entered into a separate supplemental executive retirement plan, or "SERP", agreement with each of Messrs. Schupp, Haskins and Savage.

     The SERP agreement with Mr. Schupp provides an annual retirement benefit equal to a percentage of Mr. Schupp's average annual base salary for the three years during his final five years of employment that produces the highest average. If Mr. Schupp terminates employment with the Bank at age 55, the percentage is 60%. If Mr. Schupp terminates employment with the Bank prior to age 55, the percentage will be equal to the sum of 30% plus an additional 1.875% for each year of his employment with the Bank after attaining age 39, up to and including his attainment of age 55. If Mr. Schupp terminates employment with the Bank after age 55, the percentage will be equal to the sum of 60% plus an additional 1.4% for each year of his employment with the Bank after attaining age 55, but no higher than 75%. The annual benefit will be payable beginning at the later of termination of employment or attainment of age 55 and will be paid in monthly installments for a fixed period of 240 months. Provision is also made for payments in cases of death or disability while employed by the Bank. In the event that Mr. Schupp's employment is terminated other than due to death or disability or cause coupled with a determination that he has engaged in conduct inimical to the interests of the Bank and the Company, he may elect to receive a lump sum payment of the present value of the future retirement benefit to which he is entitled, computed as though his final rate of salary were equal to his average annual base salary for the three years during his final five years of employment that produces the highest average if that assumption yields a higher benefit. In the event of a change of control, as defined, Mr. Schupp will be entitled to an annual retirement benefit equal to 75% of his average annual base salary for the three years during his final five years of employment that produces the highest average, payable immediately in a lump sum. If Mr. Schupp's employment is terminated for cause coupled with a determination that he has engaged in conduct inimical to the interests of the Bank and the Company, no benefit will be paid.

     The SERP agreement for Mr. Haskins is substantially the same as Mr. Schupp's, except that it provides for an annual retirement benefit equal to the following percentages of his average annual base salary for the three years during his final five years of employment that produces the highest average:
60% if he terminates employment at age 55; the sum of 30% plus an additional 2% for each year of employment after attaining age 39, if he terminates employment after age 40 and before age 55; and the sum of 60% plus an additional 1.4% for each year of employment after age 55, to a maximum of 75%, if he terminates employment after age 55.

     The SERP Agreement for Mr. Savage provides for an annual retirement benefit payable commencing upon attainment of age 62 equal to 30% of his average annual base salary for the three years during his final five years of employment that produces the highest average. Benefits are payable in equal monthly installments for a fixed period of 240 months. Provision is also made for payments in cases of death or disability while employed by the Bank. In the event that Mr. Savage's employment is terminated other than due to death or disability or cause coupled with a determination that he has engaged in conduct inimical to the interests of the Bank and the Company, he may elect to receive a lump sum payment of the present value of the future retirement benefit to which he is entitled, computed as though his final rate of salary were equal to his average annual base salary for the three years during his final five years of employment that produces the highest average. In the event of a change of control, as defined, Mr. Savage will be entitled to an annual retirement benefit equal to 30% of his average annual base salary for the three years during his final five years of employment that produces the highest average, payable immediately in a lump sum. If Mr. Savage's employment is terminated for cause coupled with a determination that he has engaged in conduct inimical to the interests of the Bank and the Company, no benefit will be paid.

     If Messrs. Schupp, Haskins and Savage had terminated employment on December 31, 1999 their future annual benefits under their SERP agreements would have been: Mr. Schupp, $148,519 payable commencing at age 55; Mr. Haskins, $76,761 payable commencing at age 55; and Mr. Savage $39,817 payable commencing at age 62. If they continued employment through their respective 62nd birthdays at their current annual salary rates, their future annual benefits would be: Mr. Schupp, $311,250; Mr. Haskins, $127,500; and Mr. Savage, $43,950.

                               STOCK PERFORMANCE

     The following graph compares the performance of the Company's common stock with the performance of the Russell 2000 Index, which is a broad equity market index, and a peer group index over the five-year period ending on December 31, 1999. The graph assumes that $100 was invested on December 31, 1994 in the Company's common stock, the Russell 2000 Index and the peer group index, and that all dividends were reinvested.

     Included in the Republic Security Peer Group, in addition to the Company, are all publicly traded banks with assets as of 9/30/99 between $2 billion and $3.5 billion, as follows:

BANK
1st Source Corporation            First Republic Bank                  Republic Bancshares, Inc.
Area Bancshares Corporation       First United Bancshares, Inc.        S&T Bancorp, Inc.
BancFirst Corporation             Greater Bay Bancorp                  Southwest Bancorporation of Texas, Inc.
BSB Bancorp, Inc.                 Hancock Holding Company              Texas Regional Bancshares, Inc.
BT Financial Corporation          Investors Financial Services Corp.   Triangle Bancorp, Inc.
Carolina First Corporation        Local Financial Corporation          Trust Company of New Jersey (The)
City Holding Company              National Bancorp of Alaska, Inc.     TrustCo Bank Corp of NY
Community Trust Bancorp, Inc.     National City Bancshares, Inc.       UCBH Holdings, Inc.
Corus Bankshares, Inc.            National Penn Bancshares, Inc.       United National Bancorp
East West Bancorp, Inc.           Pacific Capital Bancorp              USBANCORP, Inc.
F&M National Corporation          Park National Corporation            W Holding Company Incorporated
First Commerce Bancshares, Inc.                                        WesBanco, Inc.

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                               [GRAPHIC OMITTED]


                                                                               PERIOD ENDING
                                                     ------------------------------------------------------------------
                        INDEX                         12/31/94   12/31/95   12/31/96   12/31/97   12/31/98    12/31/99
---------------------------------------------------- ---------- ---------- ---------- ---------- ---------- -----------
   Republic Security Financial Corporation .........    100.00     136.95     157.68     260.40     328.69      199.26
   Russell 2000 ....................................    100.00     128.45     149.64     183.10     178.44      216.37
   Republic Security Peer Group* ...................    100.00     127.04     157.06     249.07     217.11      232.34

---------------
* Republic Security Peer group consists of all publicly traded banks with assets $2B-$3.5B.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the persons required to file reports of ownership of the Company's common stock under section 16(a) of the Securities Exchange Act of 1934 complied during 1999 with such requirements, with the exception of the sale by Dr. Bruce Wiita of 12,500 shares in November 1999, which was not reported until January 2000.

                   WHO IS THE COMPANY'S INDEPENDENT AUDITOR?

     The Company has selected Ernst & Young LLP to serve as its firm of independent public accountants for the fiscal year ending December 31, 2000. The same firm has served in this capacity since 1990. Representatives of this firm are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above and procedural matters incident to the conduct of the meeting. If any other matter is properly brought before the meeting for action by shareholders, the dates by which shareholder proposals and notices of business to be conducted at an Annual Meeting having been previously disclosed, proxies in the enclosed form returned to the transfer agent (as agent for the Company) will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                            ADDITIONAL INFORMATION

     SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING. Shareholders interested in presenting a proposal for consideration at the Company's Annual Meeting of Shareholders in 2001 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's Bylaws. To be eligible for inclusion into the Company's proxy statement, shareholder proposals must be received by the Company's Secretary no later than November 24, 2000. Any such proposal will be subject to 17 C.F.R. /section/240.14a-8 promulgated by the SEC under the Exchange Act. In addition, the Board of Directors will consider proposals for nominees for director from shareholders which are made in writing to the Secretary of the Company in accordance with the procedures set forth below.

     NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting or to nominate any person for election to the Board. For business other than nominating directors, the shareholder must give written advance notice to the Secretary of the Company not less than sixty (60) nor more than ninety (90) days before the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be delivered not later than the later of the close of business on the 60th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder, a brief description of the proposed business, and any material interest of such shareholder in the proposed business. In the case of nominations for election to the Board, such nominations must be made in writing and delivered by registered or certified mail, postage prepaid, return receipt requested, to the Secretary of the Company not less than thirty (30) nor more than sixty (60) days prior to the Annual Meeting. Certain information regarding the nominee must also be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received or any shareholder nomination is made.

     PROXY SOLICITATION COSTS. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company.

     Officers and regular employees of the Company or the Bank may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                        By order of the Board of Directors,

                                        /s/ Alissa E. Ballot

                                        Alissa E. Ballot
                                        Secretary

March 23, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     REPUBLIC SECURITY FINANCIAL CORPORATION
                            450 S. AUSTRALIAN AVENUE
                         WEST PALM BEACH, FLORIDA 33401

The undersigned hereby appoints Rudy E. Schupp and Alissa E. Ballot, and each of them, acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of common stock of Republic Security Financial Corporation ("RSFC") held of record by the undersigned on February 28, 2000, at the Annual Meeting of Shareholders to be held on April 26, 2000 and at any adjournment or postponement thereof.

                           (CONTINUED ON REVERSE SIDE)


                      PLEASE DATE, SIGN AND MAIL YOUR PROXY

                         CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS

                     REPUBLIC SECURITY FINANCIAL CORPORATION

                                 APRIL 26, 2000


                 Please Detach and Mail in the Envelope Provided

[X]      Please mark your
         votes as in this
         example.

1.       Election of five directors, each for a term of three years.
NOMINEES:           3-YEAR TERM:
                  R. Randy Guemple
                  Richard J. Haskins
                  Eugene W. Hughes
                  Lennart E. Lindahl, Jr.
                  Bruce E. Wiita, M.D.

                                                WITHHOLD
                                               AUTHORITY
                           FOR                  TO VOTE
                           [ ]                    [ ]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------------------

2. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature                                                 Dated
         --------------------   -------------------------       ----------------
                                Signature if held jointly

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                      Appendix A

[Graphic omitted]

March 23, 2000

Dear ESOP Account Holder:

     As you may know, in connection with the conversion of First Bank of Florida ("First Bank") from a mutual to a stock form of organization in September 1993, and the formation of First Palm Beach Bancorp, Inc. (the "Company") as the parent holding company for First Bank, 423,200 shares of common stock of the Company were acquired by the Employee Stock Ownership Plan ("ESOP") for the benefit of participating employees. These shares of common stock were purchased with borrowed funds and placed in a suspense account for future transfer to the allocated accounts of individual participating employees as the borrowed funds are repaid. Upon the merger of the Company with Republic Security Financial Corporation ("RSFC") on October 29, 1998, the shares of common stock of the Company were exchanged for shares of Common Stock of RSFC ("Common Stock").

     A total of 764,463 shares of Common Stock of RSFC were held by the ESOP as of February 28, 2000, which is the voting record date (the "Record Date") for RSFC's Annual Meeting of Shareholders to be held on April 26, 2000 (the "2000 Annual Meeting"). All of such shares were allocated to participants. As a participant in the ESOP, you may direct the voting, at the 2000 Annual Meeting, of the shares of RSFC's Common Stock held by the ESOP Trust and allocated to your account as of the Record Date.

     A committee consisting of Messrs. Haskins and Guemple and Ms. Schimelman administers the ESOP (the "ESOP Committee"). An unrelated corporate trustee for the ESOP has been appointed, HSBC (the "ESOP Trustee").

HOW YOU EXERCISE YOUR VOTING RIGHTS

     Because the ESOP Trustee is the owner of record of all of the Common Stock held in the ESOP Trust, only it may submit an official proxy card or ballot to cast votes for this Common Stock. You exercise your right to direct the vote of Common Stock that has been allocated to your account by submitting a Confidential Voting Instruction Card that will tell the ESOP Trustee how to complete the proxy card or ballot for your shares. The ESOP Committee is furnishing to you the enclosed Confidential Voting Instruction Card, together with a copy of the Company's Proxy Statement for the 2000 Annual Meeting, so that you may exercise your right to direct the voting of shares of Common Stock allocated to your account. The Confidential Voting Instruction Card indicates how many shares of Common Stock were allocated to your account, and thus how many votes you have, as of the Record Date. The Confidential Voting Instruction Card also lists the specific proposals to be voted on at the 2000 Annual Meeting.

     In order to direct the voting of shares allocated to your account under the ESOP, you must fill-out and sign the enclosed Confidential Voting Instruction Card and return it in the accompanying envelope by April 17, 2000.

     The Confidential Voting Instruction Card will be delivered directly to the ESOP Trustee who will tally all the instructions received. If your Confidential Voting Instruction Card is received on or before April 17, 2000, the ESOP Trustee will vote the number of shares of Common Stock indicated on your Confidential Voting Instruction Card in the manner you direct. The contents of your Confidential Voting Instruction Card will be kept confidential. No one at Republic Security Bank or RSFC will have access to information about anyone's individual choices.

UNSPECIFIED PROPOSALS

     At the 2000 Annual Meeting, it is possible, although very unlikely, that stockholders will be asked to vote on matters other than those specified on the attached Confidential Voting Instruction Card. In such a case, there may not be time to ask you for further voting directions. If this situation arises, the ESOP Trustee has a legal duty to decide how to vote all of the shares held in the ESOP Trust. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.

IF YOU DO NOT VOTE

     The ESOP Trustee has a legal duty to see that all voting rights for shares of Common Stock held in the ESOP Trust are exercised. If you do not file a Confidential Voting Instruction Card, or if the independent tabulator receives your Confidential Voting Instruction Card after the deadline, the ESOP Trustee will decide how to exercise the votes for your shares. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.

     This voting direction procedure is your opportunity to participate in decisions that will affect the future of Republic Security Bank and RSFC. Please take advantage of it by completing and signing the Confidential Voting Instruction Card using the envelope provided.

                                        Sincerely,

                                        ESOP Committee

Enclosure: Proxy Statement

CONFIDENTIAL VOTING INSTRUCTION CARD

                                      NAME: ____________________________________

                                      ALLOCATED SHARES: ________________________

     I, the undersigned, understand that the ESOP Trustee is the holder of record and custodian of all shares of Republic Security Financial Corporation (the "Company") Common Stock allocated to my account under the First Bank of Florida Employee Stock Ownership Plan. Further, I understand that my voting directions are solicited on behalf of the ESOP Trustee for the Annual Meeting of Shareholders on April 26, 2000.

     As a named fiduciary with respect to the Company Common Stock allocated to me, I direct you to vote all such Company Common Stock as follows:

1. The election of five directors for terms of three years each, as listed below:

R. Randy Guemple, Richard J. Haskins, Eugene W. Hughes, Lennart E. Lindahl, Jr., Bruce E. Wiita, M.D.

           FOR ALL NOMINEES
      (EXCEPT AS INDICATED BELOW)   VOTE WITHHELD AS TO ALL NOMINEES
                [ ]                                [ ]

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name in the space provided:
_____________________________________________________________________________.

2. In the discretion of the ESOP Trustee, as to any other matter or proposal to be voted on by the Company's shareholders at the Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' ALL NOMINEES.

     The ESOP Trustee is hereby directed to vote any shares allocated to me. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR all nominees.

     By signing below, I acknowledge receipt of a copy of the Proxy Statement dated March 23, 2000 that was furnished to shareholders of the Company in connection with the Annual Meeting of Shareholders and the accompanying letter dated March 23, 2000 from the Committee appointed to administer the ESOP.

                                            Dated: ______________________, 2000.

                                            ____________________________________
                                             PRINT NAME OF ESOP ACCOUNT HOLDER
                                            ____________________________________
                                              SIGNATURE OF ESOP ACCOUNT HOLDER

PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE TO BE RECEIVED
                         NO LATER THAN APRIL 17, 2000.